Exhibit 99.1

Press Release

Dollarama Group L.P. Announces Third Quarter Fiscal 2007 Results

MONTREAL, December 8, 2006 – Dollarama Group L.P. (the “Company”), the leading operator of dollar discount stores in Canada, today announced its results for the third quarter ended October 31, 2006. [Note: all dollar amounts in this press release are in Canadian dollars unless otherwise indicated.]

The Company reported that sales increased $31.9 million, or 17.1%, to $218.5 million for the three months ended October 31, 2006 from $186.5 million for the same period in 2005. Sales growth was driven primarily by the opening of 69 new stores, which was offset by the temporary closure of 3 stores for a net of 66 stores opened during the twelve months ended October 31, 2006. An increase in comparable store sales of 1.6% for the 13 weeks ended October 29, 2006 also contributed to sales growth.

As a result of the sales increase, net earnings increased $11.1 million, from $6.4 million for the three months ended October 31, 2005, to $17.4 million for the three months ended October 31, 2006. In addition, Adjusted EBITDA increased 7.9%, from $32.6 million for the three months ended October 31, 2005, to $35.2 million for the three months ended October 31, 2006.

“The strong financial results we achieved this quarter are a reflection of the compelling value proposition our merchandise offers. Our well-maintained updated store formats and convenient locations resonate to consumers,” said Larry Rossy, CEO of Dollarama Group L.P. “We are also pleased with our progress in actively developing our store network across the country, having added a net of 19 new stores this quarter and a net of 66 for the last twelve months.”

About Dollarama Group L.P.

Dollarama is the leading operator of dollar discount stores in Canada. Currently, the company operates more than 450 stores, each offering a broad assortment of quality everyday merchandise sold in individual or multiple units primarily at a fixed price of $1.00. All stores are company-operated, and nearly all are located in high traffic areas such as strip malls and shopping centers in various locations, including metropolitan areas, mid-sized cities, and small towns. In 1910, the company was established as a single variety store in Québec.

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including among others, changes in customer demand for products, changes in raw material and equipment costs and availability, seasonal changes in customer demand, pricing actions by competitors and general changes in economic conditions; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

Summary Historical Financial Data

(dollars in thousands)	Three Months Ended October 31, 2005	Three Months Ended October 31, 2006	Nine Months Ended October 31, 2005	Nine Months Ended October 31, 2006

Statement of Operations Data:
Sales	$186,542	$218,477	$517,496	$611,560
Cost of sales	124,047	146,452	357,771	410,533

Gross profit	62,495	72,025	159,725	201,027
Expenses:
General administrative and store operating expenses	30,871	37,405	88,878	107,382
Amortization(1)	3,287	4,464	9,688	11,918

Total expenses	34,158	41,869	98,566	119,300

Operating income(2)	28,337	30,156	61,159	81,727
Other expenses:
Amortization of deferred financing costs	1,011	1,015	6,494	3,050
Write-off of deferred financing costs	6,606	—	6,606	—
Interest expense	11,671	12,001	34,119	35,337
Foreign exchange loss on derivative financial instruments and long-term debt	2,241	(693)	2,477	(679)

Earnings before income taxes	6,808	17,833	11,463	44,019
Income taxes	453	421	1,260	1,264

Net earnings	$6,355	$17,412	$10,203	$42,755

Statement of Cash Flows Data:
Cash flows provided by (used in):
Operating activities	$15,652	$4,086	$74	$61,242
Investing activities	(7,869)	(11,709)	(16,502)	(29,801)
Financing activities	(14,068)	(22,019)	(23,583)	(32,277)

Other Financial Data:
Capital expenditures	$6,477	$12,596	$15,222	$32,588
Rent expense(3)	$9,869	$11,524	$27,984	$33,404
Gross margin(4)	33.5%	33.0%	30.9%	32.9%
Number of stores (at end of period)	385	451	385	451
Comparable store sales growth(5)	6.8%	1.6%	6.0%	3.3%

(dollars in thousands)	As of October 31, 2006

Balance Sheet Data:
Cash and cash equivalents	$26,867
Merchandise inventories	164,552
Property and equipment	78,687
Total assets	1,131,416
Long-term debt(6)	584,677
Partners’ capital	442,929

(1)	Amortization represents amortization of tangible and amortizable intangible assets, including amortization of favourable lease rights.
(2)	The operating income for the nine months ended October 31, 2005 included $9.7 million of amortization of step-up in fair value of the merchandise inventory as a result of the application of purchase accounting following the acquisition.
(3)	Rent expense represents (i) basic rent expense on a straight-line basis and (ii) contingent rent expense, net of (a) amortization of inducements received from landlords and (b) amortization of unfavourable lease rights.
(4)	Gross margin represents gross profit as a percentage of sales.
(5)	Comparable store sales is a measure of the percentage increase or decrease of the sales of stores open for at least 13 complete months and that remain open at the end of the reporting period relative to the same period in the prior year. To provide more meaningful results, the company measures comparable store sales over periods containing an integral number of weeks beginning on a Monday and ending on a Sunday that best approximate the fiscal period to be analyzed.
(6)	Includes current portion of long-term debt, but excludes deferred financing costs of $20,305 which has been shown as a reduction of long-term debt on the balance sheet.

Adjusted EBITDA

EBITDA represents net income (loss) before net interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA represents EBITDA as further adjusted to reflect items set forth in the table below. A reconciliation of net earnings to EBITDA and to Adjusted EBITDA is included below:

(dollars in thousands)	Three Months Ended October 31, 2005	Three Months Ended October 31, 2006	Nine Months Ended October 31, 2005	Nine Months Ended October 31, 2006
Net earnings	$6,355	$17,412	$10,203	$42,755
Income taxes	453	421	1,260	1,264
Interest expense	11,671	12,001	34,119	35,337
Amortization of deferred financing costs	1,011	1,015	6,494	3,050
Amortization of fixed tangible and intangible assets	3,287	4,464	9,688	11,918

EBITDA	22,777	35,313	61,764	94,324
Foreign exchange loss on derivative financial instruments and long-term debt	2,241	(693)	2,477	(679)
Write-off of deferred financing costs	6,606	—	6,606	—
Management fees(a)	822	792	2,657	2,337
Non-cash straight line rent expense(b)	442	664	1,454	2,221
Non-cash stock-based compensation expense(c)	349	155	837	463
Amortization of unfavourable lease rights(d)	(837)	(1,049)	(2,620)	(2,669)
Transition reserve expenses(e)	209	—	1,722	—
Amortization of Inventory step-up(f)	—	—	9,737	—

Adjusted EBITDA	$32,609	$35,182	$84,634	$95,997

(a)	Reflects the management fees incurred and paid or payable to the company’s majority owners.
(b)	Represents the elimination of non-cash straight-line rent expense.
(c)	Represents the elimination of non-cash stock-based compensation expense.
(d)	Represents amortization of unfavourable lease rights which has been recorded as a reduction of rent expense in the statements of earnings.
(e)	Represents the elimination of certain transition-related expenses incurred in connection with the Acquisition which have not been capitalized in purchase accounting or as debt issuance costs, primarily relating to non-recurring legal and accounting fees.
(f)	Represents the elimination of incremental cost of sales resulting from amortization of the step-up in fair value of the merchandise inventory balance following the application of purchase accounting to the acquisition.

The Company presents EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of its operating performance and information about the calculation of some of the financial covenants that are contained in its senior secured credit facility. The Company believes EBITDA is an important supplemental measure of operating performance because it eliminates items that have less bearing on the Company’s operating performance and thus highlights trends in the Company’s core business that may not otherwise be apparent when relying solely on Canadian GAAP financial measures. The Company also believes that securities analysts, investors and other interested parties frequently use EBITDA in the evaluation of issuers, many of which present EBITDA when reporting their results. Adjusted EBITDA is a material component of the covenants imposed on the Company by its senior secured credit facility. Under the senior secured credit facility, the Company is subject to financial covenant ratios that are calculated by reference to Adjusted EBITDA. The Company’s management also uses EBITDA and Adjusted EBITDA in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets and assess the Company’s ability to meet future debt service, capital expenditure and working capital requirements and the Company’s ability to pay dividends on its capital stock.

EBITDA and Adjusted EBITDA are not presentations made in accordance with Canadian GAAP. As discussed above, the Company believes that the presentation of EBITDA and Adjusted EBITDA is appropriate. However, EBITDA and Adjusted EBITDA have important limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under Canadian GAAP. For example, neither EBITDA nor Adjusted EBITDA reflect (a) the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, the Company’s working capital needs; (c) the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt; and (d) tax payments or distributions to the Company’s parent to make payments with respect to taxes attributable to the Company that represent a reduction in cash available to the Company. Because of these limitations, the Company primarily relies on its results as reported in accordance with Canadian GAAP and use EBITDA and Adjusted EBITDA only supplementally. In addition, because other companies may calculate EBITDA and Adjusted EBITDA differently than the Company does, EBITDA may not be, and Adjusted EBITDA is not, comparable to similarly titled measures reported by other companies.

###

Contacts:

Investors

Robert Coallier, Chief Financial Officer

(514) 737-7080

Media:

Alex Stanton

Stanton Crenshaw Communications

(212) 780-1900

alex@stantoncrenshaw.com